UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2011, Conceptus, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain holders (the “Participating Holders”) of the Company’s outstanding 2.25% Convertible Senior Notes due 2027 (the “Old Notes”) pursuant to which the Company issued $50.04 million aggregate principal amount of the Company’s new 5.00% Convertible Senior Notes due 2031 (the “New Notes”) in exchange for $50.04 million aggregate principal amount of Old Notes on December 23, 2011 (the “Exchange”). The principal amount of Old Notes exchanged for each $1,000 principal amount of New Notes was $1,000 and was determined in individual negotiations between the Company and each Participating Holder. A copy of the form of Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the issuance of the New Notes, on December 23, 2011, the Company entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee. Additional information pertaining to the New Notes and the Indenture is contained in Item 2.03 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2011, the Company issued $50.04 million aggregate principal amount of New Notes in connection with the Exchange. The New Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the New Notes, equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated (including $36.21 million aggregate principal amount of Old Notes that were not exchanged in the Exchange), effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The New Notes bear interest at a rate of 5.00% per annum. Interest is payable on June 15 and December 15 of each year beginning June 15, 2012 until the maturity date of December 15, 2031, unless earlier redeemed, repurchased or converted.

The New Notes are convertible into cash, shares of the Company’s common stock, par value $0.003 per share (the “Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s option. The New Notes are convertible at any time during the period from, and including, September 15, 2014 through December 20, 2014, as well as on or after September 15, 2031. The New Notes are also convertible under certain conditions at any other time prior to September 15, 2031. The initial conversion rate is 60.8365 shares of Common Stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $16.44 per share of Common Stock. The conversion rate will be adjusted for certain dilutive events and will be increased in the case of corporate events that occur prior to December 20, 2014 that constitute a fundamental change of the Company under specified circumstances.

The holders of the New Notes may require the Company to repurchase the New Notes in whole or in part for cash on December 20, 2014, 2018, 2021 and 2026, as well as in the event of a fundamental change of the Company. In such case, the repurchase price would be 100% of the principal amount of the New Notes to be repurchased plus any accrued and unpaid interest.

In addition, the Company may redeem the New Notes, at its option, in whole or in part on or after December 20, 2014 at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus any accrued and unpaid interest.

Under the Indenture, certain events are considered “Events of Default,” which may result in the acceleration of the maturity of the New Notes, including:

•	the Company’s failure to pay the principal or premium, if any, on any New Note when due and payable at maturity, upon redemption or otherwise;

•	the Company’s failure to pay any interest on any of the New Notes when due and payable and such failure continues for a period of 30 days;

•	the Company’s failure to convert any of the New Notes upon the exercise of a holder’s conversion right on such New Notes and such failure continues for a period of three business days;

•	the Company’s failure to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of all or substantially all of its assets;

•	the Company’s failure to provide timely notice of the occurrence of a fundamental change of the Company or certain specified corporate events;

•

the Company’s failure to comply with any of its other agreements in the New Notes or the Indenture if the failure is not cured within 60 days after receiving notice thereof from the trustee or the holders of at least 25% in principal amount of the New Notes then outstanding;

•

a default by the Company or any of its subsidiaries in the payment of principal when due at stated maturity of other indebtedness or acceleration of such other indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $15 million and such acceleration has not been rescinded or annulled within a period of 60 days after written notice thereof as provided in the Indenture;

•

failure by the Company or any of its subsidiaries to pay final judgments, the aggregate uninsured and unindemnified portion of which is at least $15 million, if the judgments are not paid or discharged within 60 days; and

•

certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its subsidiaries (or group of subsidiaries in the aggregate) that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended).

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the New Notes and the Indenture. A copy of the Indenture, including the form of the New Note, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On December 23, 2011, the Company issued $50.04 million aggregate principal amount of New Notes to the Participating Holders in the Exchange. As the New Notes were exchanged by the Company through a private transaction with the Participating Holders that are accredited investors, the transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the provisions of Section 4(2) thereof. No sales of securities of the same class as the New Notes have been or are to be made by the Company by or through an underwriter at or about the same time as the Exchange for which the exemption is claimed. The Company will not receive any proceeds from the issuance of the New Notes.

The New Notes are convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s option.

Additional information pertaining to the Exchange and the New Notes is contained in Items 1.01 and 2.03 and incorporated herein by reference.

The New Notes and the Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

On December 20, 2011, the Company issued a press release announcing the Exchange and its entry into the Subscription Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture between the Company and Wells Fargo Bank, National Association, as trustee, dated December 23, 2011.

10.1	Form of Subscription Agreement.

99.1	Press Release dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

Dated: December 27, 2011	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Operations
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture between the Company and Wells Fargo Bank, National Association, as trustee, dated December 23, 2011.

10.1	Form of Subscription Agreement.

99.1	Press Release dated December 20, 2011.